Exhibit 10.5

***** Confidential Treatment Requested

LICENSE AND TECHNOLOGY TRANSFER AGREEMENT

This LICENSE AND TECHNOLOGY TRANSFER AGREEMENT (this “Agreement”), dated as of December 12, 2002 (the “Effective Date”) and amended as of May 7, 2003, is made by and between Micron Technology, Inc., a Delaware corporation (“MTI”) and NetLogic Microsystems, Inc., a Delaware corporation (“NetLogic”), (each of NetLogic and MTI, a “Party”; together the “Parties”).

RECITALS

A. NetLogic is in the business of designing, among other things, TCAM products (as defined below);

B. MTI is in the business of designing and manufacturing, among other things, TCAM products; and

C. NetLogic and MTI desire to license certain technology to each other on the basis expressly set forth herein, for the purpose of designing and manufacturing certain TCAM products, and to manufacture and supply each other with such TCAM products.

NOW, THEREFORE, in consideration of the premises and of the representations, warranties, covenants and conditions contained herein, the Parties, intending to be legally bound, hereby agree as follows:

ARTICLE 1

DEFINITIONS

1.1 Definitions. The following terms, as used herein, have the following meanings:

“Acceptance”, “Accepted” and “Accepts” means when MTI or NetLogic signs and returns the acceptance form of Exhibit D within sixty (60) days of receipt of a complete Design Proposal (the “Acceptance Period”) from the other Party. Acceptance shall be effective as of the earlier of the date of deposit of the acceptance form with the US Postal Service, Federal Express, or United Parcel Service (UPS) or transmission by facsimile, email or other electronic means. If a Design Proposal is not Accepted within the Acceptance Period, the Design Proposal shall be considered rejected, and the non-accepting Party and its Affiliates shall not be granted any licenses under this Agreement with respect to the Covered Product identified in the Design Proposal unless another Design Proposal for the Covered Product is Accepted.

“Affiliate” of a Party means any entity that is directly or indirectly controlled by such Party. As used in this definition, “controlled by” means possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through beneficial ownership of securities or other ownership interests, by contract or otherwise).

“Copyrights” means all copyrights, copyright registrations and applications therefor and all other rights corresponding thereto throughout the world.

“Covered Products” means all products identified in Exhibit A and their Product Options developed by either Party during the term of this Agreement, which Products and Product Options are GLTCAMs.

“Design Proposal” means the following information regarding a design or proposed design for a Covered Product: product brief, target specification, designated wafer fabrication facility, Manufacturing Cost estimates, target applications, and a development schedule listing the estimated timing for Tape Out, customer samples, and commercial sale of 1,000 units, by either MTI, NetLogic or both.

“Designated Foundry” means any foundry designated by NetLogic for manufacture of Type I Products.

“Excess Waiver Period” means, with respect to a Covered Product, the period beginning upon Acceptance of such Product and ending the point in time when the aggregate commercial sales of that product by MTI, NetLogic, or both, reaches [*****] units.

“GLTCAMs” means (i) a TCAM-based product that is pin and function compatible, in all material respects, to NetLogic’s NSE4256GLQ product as specified in Exhibit G as modified from time to time; or (ii) a TCAM-based product that is compliant in all material respects with the LA-1 bus interface as defined by the Network Processor Forum (“NPF”) and as modified from time to time by the NPF.

“[*****]” means the NetLogic Technology incorporated into NetLogic’s GLTCAMs NSE4256GLQ (as specified in Exhibit G attached to this Agreement) that implements an interface between Intel’s IXP2800 and NetLogic’s TCAM-based devices.

“Intellectual Property” means all ideas, concepts, Inventions (whether or not patentable), know-how, confidential information and trade secrets, whether or not the subject of any Intellectual Property Rights, which were and are hereafter originally conceived by either Party.

“Intellectual Property Rights” means those legally enforceable and recognized means of protecting Intellectual Property and which consists essentially of (i) Patents, (ii) Trade Secrets, (iii) Copyrights including Mask Works in some countries, (iv) Trademarks, and (v) corresponding and equivalent means used by other countries anywhere else in the world to protect (i) through (iv) above.

“Invention” means any original discovery or finding, whether or not patentable.

***** Confidential Treatment Requested

“Made” or “Make” shall mean, with respect to any Invention, an Invention which was first conceived and/or reduced to practice during the Term of this Agreement.

“Manufacturing Cost” means the cost to manufacture a product, calculated using the same components of cost and methods of allocation as are used in the calculation of cost of goods sold as reported in MTI’s public financial statements.

“Mask Works” means a mask work as defined in 17 U.S.C. Chapter 9, Section 901(a)(2) and further includes all exclusive rights that vest in the owner of mask works as a matter of law, and therefore excluding any idea, process, procedure, system, method of operation, concept, principle, or discovery, regardless of the form in which it is described, explained, illustrated, or embodied in such work.

“MTI IP” means MTI’s Intellectual Property and Intellectual Property Rights, excluding all MTI Intellectual Property and Intellectual Property Rights related to TCAM [*****].

“MTI Facility” means a manufacturing facility owned or controlled by MTI or an Affiliate of MTI.

“MTI Technology” means the MTI information related to Covered Products set forth on Exhibit F.

“NetLogic IP” means NetLogic’s Intellectual Property and Intellectual Property Rights excluding all NetLogic Intellectual Property and Intellectual Property Rights related to TCAM [*****].

“NetLogic Technology” means the NetLogic information related to Covered Products set forth on Exhibit F.

“Patents” means all United States and foreign patents and utility models, Invention registrations, and applications therefor and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof, and equivalent or similar rights anywhere in the world in Inventions and discoveries.

“Process R&D Cost” means the cost allocated to each wafer for research and development expenses using MTI’s standard research and development cost allocation process, excluding costs directly associated with products and/or processes not contemplated in this Agreement, and excluding research and development costs separately addressed in this Agreement (such as design costs and mask costs).

“Product Option” means (i) a bug fix, yield enhancement, bonding option, or other option that does not require a change to the original mask set, (ii) one or more metal mask options excluding, however, metal mask options that result in a product that does not satisfy the requirements of the LA-1 bus interface, as modified from time to time and defined by the NPF; and (iii) any other mutually agreed to modifications.

***** Confidential Treatment Requested

“Royalty Schedule” means the royalty schedule for Covered Products set forth in Exhibit B.

“Software” means all computer program instruction code, whether in human-readable source code form, machine-readable binary form, firmware, scripts, interpretive text, or otherwise, along with any technical, user, or other documentation related thereto, and including any related data files or data objects, and all media on which any of the foregoing is recorded.

“Supply Agreement” means the Sale and Purchase Agreement between the Parties that identifies the terms and conditions under which MTI will supply Accepted Type III Products to NetLogic.

“Tape Out” means the creation of an all mask layer layout database (e.g., in GDSII format) of the design of a Covered Product. “Tape Out” shall be effective as of the first transmission, by electronic means or otherwise, of the all mask layer layout database to the Designated Foundry or an MTI Facility.

“TCAM” means a ternary content addressable memory semiconductor device.

“Trade Secrets” means in whatever tangible or intangible form that they exist, all Inventions, invention disclosures, improvements, trade secrets, proprietary and confidential information, know how, technology, technical data and customer lists, including but not limited to, all documentation embodying or evidencing any of the foregoing.

“Transfer” means, when used in the context of the NetLogic Technology or MTI Technology or Intellectual Property, the actual delivery of an embodiment of such Technology, but shall in no event be deemed to mean or include any transfer of title or ownership, whether or not non-exclusive.

“Trademarks” means all trade names, logos, common law trademarks and service marks, trademark and service mark registrations and applications therefor and all goodwill associated therewith throughout the world.

“Type I Product” means the product listed in Exhibit A as a Type I Product and Product Options of such product, which is solely designed by NetLogic and fabricated at a location other than an MTI Facility.

“Type III Product” means the products listed in Exhibit A as Type III Products and Product Options of such products, in both cases which have been designed primarily or completely by MTI.

ARTICLE 2

TECHNOLOGY COORDINATION AND SUPPORT

2.1 Technical Coordinator. Each Party shall appoint a “Technical Coordinator.” MTI’s initial Technical Coordinator shall be Tom Arnold, and NetLogic’s initial Technical Coordinator shall be Niall Bartlett. Each Party may change its respective Technical Coordinator upon notice to the other Party.

2.2 Technical Coordinators’ Responsibilities. Each Technical Coordinator shall be responsible for supervision of transmittal and receipt of all technical information hereunder and coordination of the training and consultation to be provided by each Party hereunder. All technical information transferred hereunder shall be transferred through the Technical Coordinators. In addition to the obligations of the Technical Coordinators set forth above, the Technical Coordinators shall be responsible for:

(a) coordination of any technical cooperation and exchange between the Parties in accordance with this Agreement;

(b) implementation and supervision of the respective technology Transfers in accordance with this Agreement;

(c) certification of completion of each technology Transfer made hereunder; and

(d) other issues arising under this Agreement.

2.3 Travel. Each Party shall be responsible for its own costs, including travel and lodging costs, incurred in attending and participating in meetings of the Technical Coordinators.

2.4 Technical Assistance. Each Party shall provide commercially reasonable technical assistance to explain Intellectual Property transferred between the Parties.

2.5 Progress Reports. Upon written request of MTI, NetLogic shall provide MTI with progress reports on the development of the Type I Product, no more often than on a monthly basis.

2.6 Technical Product Support. Each Party shall provide commercially reasonable product support for Accepted Products to the other Party during the term of this Agreement.

ARTICLE 3

TYPE I PRODUCT

3.1 License. NetLogic grants MTI a personal, non-transferable, revocable (as provided in Article 16), worldwide, royalty-bearing, limited license (with no right to sublicense) under all NetLogic IP to (a) have manufactured at a Designated Foundry the Type I Product using the same mask sets and process used for NetLogic’s own production of the Type I Product; (b) have manufactured, tested and assembled at Type I Designated Facilities (as defined below) the Type I Product using the same test programs and integrated circuit packaging used for NetLogic’s own production of the Type I Product; and (c) import, offer for sale and sell such Type I Product. MTI shall have the right to appoint sales representatives, resellers and distributors for the sale of such Type I Product.

3.2 Technology Transfer. After payment of the first installment payment in Section 3.4(a)(i), and not until MTI provides written notice to NetLogic of its bona fide intent to purchase a Type I Product from a Designated Foundry or NetLogic under the terms of this Agreement, NetLogic shall provide to MTI, as it becomes available, the applicable materials set forth on Exhibit F identified under the heading “NetLogic Deliverables for Type I Product and the NetLogic Product.”

3.3 Designated Facilities.

(a) Designated Foundry. After MTI provides written notice to NetLogic of its bona fide intent to purchase a Type I Product from a Designated Foundry, then (i) NetLogic will inform the Designated Foundry of MTI’s license rights under this Agreement within five (5) business days after Tape Out of such Type I Product, in order for MTI to procure the Type I Product from such Designated Foundry; and (ii) NetLogic shall use commercially reasonable efforts to assist MTI so that MTI can obtain the Type I Product from the Designated Foundry on terms similar to those obtained by NetLogic taking into account volumes of product purchased by each of the Parties, including jointly negotiating with the Designated Foundry to achieve optimal pricing taking into account total respective volumes of products; however, if MTI cannot purchase the Accepted Type I Product from the Designated Foundry on terms similar to those obtained by NetLogic taking into account volumes, MTI may elect to procure such Product directly from NetLogic as identified in Section 3.6 below. Once MTI has made such election, MTI shall only purchase such Type I Product pursuant to Section 3.6 unless mutually agreed otherwise.

(b) Designated Test and Assembly Facilities. After MTI provides written notice to NetLogic of its bona fide intent to purchase a Type I Product from a Designated Foundry, then (i) NetLogic shall support and enable test and assembly of the Type I Product at facilities designated by NetLogic in the Design Proposal for the Type I Product (“Type I Designated Facilities”); and (ii) the Parties shall jointly negotiate with the Type I Designated Facilities to achieve optimal pricing taking into account total respective volumes of products for such test and assembly services; however, the Parties may also agree that one Party shall negotiate with the Type I Designated Facility, provided that the prices obtained by such Party shall apply to both Parties, taking into account total respective volumes of products for such test and assembly services.

3.4 Design Fees and Royalties.

(a) 18Mb GLTCAM. Upon execution of this Agreement, MTI Accepts the 18Mb GLTCAM Type I Product and MTI shall be obligated to pay NetLogic royalties in accordance with the Royalty Schedule on MTI’s sales of the Type I Product manufactured for MTI under the license in Section 3.1, and a design fee of $[*****] on the following installment basis:

(i)	$[*****] within thirty (30) days after the Effective Date;

(ii)	$[*****] payable in two (2) equal consecutive, quarterly installments commencing within thirty (30) days after Tape Out;

(iii)	$[*****] within thirty (30) days after the commercial sale of a working sample of the Product by either MTI, NetLogic or both; and

(iv)	$[*****] within thirty (30) days after commercial sale of 1,000 units by either MTI, NetLogic or both.

***** Confidential Treatment Requested

(b) Exchange of Sales Data. The Parties will provide each other data regarding units sold promptly solely to verify when sales that trigger a payment under Sections 3.4(a)(iii) or 3.4(a)(iv) have occurred. Such sales data shall only be provided to those with a need to know such data, and shall be deemed to be “Confidential Information” as defined in Section 15.1.

3.5 Mask Fees. MTI shall reimburse NetLogic for [*****]% of NetLogic’s actual documented mask costs and costs of mask updates associated with a Product Option paid by NetLogic for the Type I Product. The masks for the Type I Product shall be owned by NetLogic.

3.6 Supply of 18Mb Type I Product by NetLogic. If MTI elects to purchase NetLogic’s 18Mb GLTCAM Type I Product under the conditions identified in Section 3.3(a), NetLogic shall supply to MTI finished devices of such Product (i.e., fully assembled and tested, marked with MTI’s logo according to MTI’s marking specifications) at a purchase price equal to NetLogic’s actual manufacturing cost (i.e., the actual cost, net of any discounts, etc., paid by NetLogic to the manufacturer) plus [*****]% (the “Cost Mark-Up”). All design fee installment payments shall continue to be due and payable as identified in Section 3.4; provided, however, that MTI shall be obligated to pay NetLogic only [*****]% of the Cost Mark-Up on the non-MTI Excess units as identified in the Royalty Schedule until such time that the accumulation of the remaining [*****]% of the Cost Mark-Up on such units equals $[*****]. Additional supply terms for the 18Mb GLTCAM Type I Product shall be set forth in a supply agreement to be negotiated in good faith and entered into by the Parties when MTI elects to purchase such Product from NetLogic under this Section 3.6. Notwithstanding any provision to the contrary herein, if MTI purchases NetLogic’s 18Mb GLTCAM Type I Product pursuant to this Section 3.6, MTI shall pay no royalty, further mask costs or costs of mask updates on such product.

ARTICLE 4

RESERVED

ARTICLE 5

TYPE III PRODUCTS

5.1 Acceptance of Type III Products. After execution of the Supply Agreement, MTI shall deliver to NetLogic, Design Proposals for Type III Products that MTI decides to design. MTI shall supplement the Design Proposal with such other information as NetLogic may reasonably request, provided that it is in MTI’s possession and control. Upon Acceptance of any such Type III Product Design Proposal, MTI shall supply each Accepted Type III Product to NetLogic pursuant to Article 7. Type III Products Accepted by NetLogic shall be manufactured at an MTI Facility.

5.2 License.

(a) To NetLogic. After execution of the Supply Agreement, and upon Acceptance of a Design Proposal for a Type III Product, MTI grants NetLogic a personal, non-transferable, revocable (as provided in Article 16), worldwide, royalty-bearing, limited license (with no right to sublicense) under all MTI IP to (i) have manufactured at MTI Facilities the Accepted Type III Product using the same mask sets and process used for MTI’s own production at such MTI Facilities

***** Confidential Treatment Requested

of the Accepted Type III Products; (ii) have manufactured, tested and assembled at Type III Designated Facilities (as defined below) the Accepted Type III Product using the same test programs and integrated circuit packaging used for MTI’s own production at such Type III Designated Facilities of the Accepted Type III Product; and (iii) import, offer for sale and sell such Accepted Type III Product. Notwithstanding the foregoing, NetLogic shall have the right to appoint sales representatives, resellers and distributors for the sale of such Accepted Type III Product.

(b) To MTI. Upon payment of the first installment of the GLTCAM Fee (as defined in Article 8), NetLogic grants MTI a personal, non-transferable, revocable (as provided in Article 16), worldwide, royalty-bearing, limited license (with no right to sublicense) under all NetLogic IP solely to (i) design, develop, manufacture, test and assemble any Type III Product; and (ii) to import, offer for sale and sell any Type III Product. Notwithstanding the foregoing, MTI shall have the right to appoint sales representatives, resellers and distributors for the sale of such Type III Products.

5.3 Technology Transfer.

(a) To MTI. After payment of the first installment of the GLTCAM Fee, NetLogic shall provide to MTI, as it becomes available, the applicable materials set forth in Exhibit F under the heading “NetLogic Deliverables for Type III Products.” As of the First Amendment Effective Date, MTI agrees that NetLogic has provided to MTI all such applicable materials set forth in Exhibit F under the heading “NetLogic Deliverables for Type III Products.”

(b) To NetLogic. After payment of the first installment payment in Section 5.4(a)(i), MTI shall provide to NetLogic, as it becomes available, the applicable materials set forth in Exhibit F under the heading “MTI Deliverables for Type III Products”.

5.4 Design Fees and Royalties.

(a) To MTI. Upon NetLogic’s Acceptance of each Type III Product, NetLogic shall be obligated to pay MTI a design fee of either (i) $[*****] for Accepted Type III Products that are memory capacity modifications of an existing Accepted Type III Product which are designed to be made with the same process generation (for example, a .13um process) as an existing Accepted Type III Product, or (ii) $[*****] for all other Accepted Type III Products that are designed to be made with a different process generation (for example a .13um process as compared to a .11um process) than a previously Accepted Type III Product on the following installment basis:

(i)	[*****] % within thirty (30) days after Acceptance of the Design Proposal;

(ii)	[*****] % within thirty (30) days after Tape Out;

(iii)	[*****] % within thirty (30) days after the commercial sale of a working sample of the Product by either MTI, NetLogic or both; and

(iv)	[*****] % within thirty (30) days after commercial sale of 1,000 units by either MTI, NetLogic or both.

***** Confidential Treatment Requested

(b) MTI shall promptly provide all Product Options to NetLogic without payment of a new design fee.

(c) MTI shall pay NetLogic royalties on MTI’s sales of all Type III Products in accordance with the Royalty Schedule.

(d) The Parties will provide each other data regarding units sold promptly solely to verify when sales that trigger a payment under Sections 5.4(a)(iii) or 5.4(a)(iv) have occurred. Such sales data shall only be provided to those with a need to know such data, and shall be deemed to be “Confidential Information” as defined in Section 15.1.

5.5 Mask Fees. NetLogic shall reimburse MTI for [*****]% of MTI’s actual documented costs and costs of mask updates associated with a Product Option paid for Type III Products that are accepted by NetLogic. The masks for Type III Products shall be owned by MTI.

5.6 Wafer Pricing. In consideration for the license grants under Section 5.2(b), MTI shall pay royalties identified in Section 5.4(c) and manufacture the Accepted Type III products for NetLogic pursuant to the terms of the Supply Agreement. The price for each fully processed wafer of such Accepted Type III Product manufactured by MTI and purchased by NetLogic shall be as identified in Exhibit E.

5.7 Designated Test and Assembly Facilities. MTI shall support and enable the test and assembly of the Accepted Type III Product at facilities designated by MTI in the Design Proposal for the Accepted Type III Product (“Type III Designated Facilities”). The Parties shall jointly negotiate with the Type III Designated Facilities to achieve optimal pricing taking into account total respective volumes of products for such test and assembly services. The Parties may also agree that one Party shall negotiate with the Type III Designated Facility, provided that the prices obtained by such Party shall apply to both Parties, taking into account total respective volumes of products for such test and assembly services. If the Type III Designated Facility is MTI, MTI shall provide the test and assembly services to NetLogic at a cost that is commercially competitive with third party facilities offering the same test and assembly services, or have such test and assembly services performed by a third party’s Type III Designated Facility.

ARTICLE 6

INVENTIONS

6.1 Ownership of Inventions. Inventions Made solely by MTI’s employees or agents shall be solely owned by MTI, and any Inventions Made solely by NetLogic’s employees or agents shall be solely owned by NetLogic. With regard to such solely owned Inventions, only the Party who owns the Invention shall be entitled to decide whether it shall attempt to secure patent protection for its respective Inventions. The Mask Works of all Type I Covered Products shall be owned by NetLogic, and the Mask Works of all Type III Covered Products shall be owned by MTI. However, use of such Mask Works shall at all times be subject to valid, existing, non-terminated license grants identified in this Agreement. Notwithstanding the foregoing, if an Invention embodies Confidential Information of either Party, the Party owning the Confidential Information shall have the right to

***** Confidential Treatment Requested

exclude such Confidential Information from a patent application for such Invention. Further, each Party shall exercise reasonable care to assure that any patent application filed by that party does not result in public disclosure of Confidential Information of the other Party. To achieve that goal, the Technical Coordinator of a Party will communicate with appropriate persons involved in the drafting, filing or prosecution of applications generally relating to the subject matter which is the substance of this Agreement.

6.2 Joint Inventions. In the event that, in performance of this Agreement, any employee or agent of NetLogic and any employee or agent of MTI jointly Make an Invention (a “Joint Invention”), such inventors shall promptly make a complete written disclosure, signed by each, to their respective Technical Coordinators. The Technical Coordinators shall then promptly coordinate a review of such disclosure to determine if MTI and NetLogic would like to attempt to secure patent protection. Joint Inventions shall be jointly owned, title to all patents issued thereon shall be joint, all expense incurred in obtaining and maintaining such patents, except as provided herein, shall be equally shared, and each Party shall have the unrestricted right to license third parties thereunder without accounting to the other Party. However, when the Parties meet and discuss matters relating to obtaining legal protection for Joint Inventions, if one Party does not want to pursue filing an application on the Joint Inventions in any country, the other Party may independently pursue such protection of the Joint Inventions in such country on behalf of that Party only at the Party’s sole expense. The applicant Party in such country shall be the sole owner of any and all resulting patents or other intellectual property rights arising from the application, and shall be entitled to all revenues derived by such Party relating to the issued patent or other protection; provided, however, that the other Party shall have a non-transferable, non-exclusive, royalty-free license under such patent or other intellectual property protection within such country and for the full term of such patent or other legal protection, to make, have made, use, sell, offer for sale, import and market products or processes utilizing or embodying the subject matter claimed therein. Notwithstanding the foregoing, if a Joint Invention embodies Confidential Information of either Party, the Party owning the Confidential Information shall have the right to exclude such Confidential Information from a patent application for such Joint Invention.

6.3 Patents. Subject to the foregoing and irrespective of whether either Party has elected not to incur the expense of pursuing patent protection on a Joint Invention, each Party shall nonetheless furnish reasonable assistance (in the form of inventor review and consultation) in order to assist with the preparation, filing, and prosecution of the given patent application. In addition, each Party shall execute and cause its respective inventors to execute assignments and all other instruments and documents as may be reasonably necessary or appropriate to carry out the intent of this Section 6. The Parties shall agree upon appropriate legal counsel to be used in the preparation and prosecution of each patent that the Parties agree to pursue jointly. Otherwise, the Party prosecuting the patent shall have the right to select legal counsel for such prosecution.

6.4 No Implied License. Nothing contained in this Article 6 shall be deemed to grant, either directly or by implication, estoppel, or otherwise, any license under any patents or patent applications arising out of any other Inventions of either Party.

ARTICLE 7

MANUFACTURE AND SUPPLY

All Accepted Type III Products shall be supplied in wafer form to NetLogic pursuant to the terms of the Supply Agreement. MTI shall have no obligation to supply any Covered Products to NetLogic unless and until the Supply Agreement is executed by the Parties. Neither Party shall have any obligation to negotiate a Supply Agreement with the other Party and either Party may cease any such negotiations at any time in its sole discretion.

ARTICLE 8

LICENSE FEE

For the license grants and technology transfer set forth herein, subject to MTI’s continuing obligation to pay royalties pursuant to this Agreement, MTI shall pay NetLogic an initial, non-refundable, GLTCAM license fee of $[*****] (the “GLTCAM Fee”) due on the Effective Date of this Agreement, and payable as follows: (i) $[*****] within five (5) business days after the Effective Date, (ii) $[*****] by March 31, 2003, and (iii) $[*****] within five (5) business days after the First Amendment Effective Date.

ARTICLE 9

RESERVED

ARTICLE 10

EXCLUSIVITY

10.1 Exclusivity. During the Term of this Agreement and except as otherwise provided in this Agreement to carry out the rights and obligations of this Agreement, MTI shall not license, assist or enable another entity to develop, make, have made, import, sell or offer for sale any Type III Product or any other product that has the same form, fit and function of such Type III Product in all material respects (the “Exclusive Product”) as a discrete component, provided however that this Section 10.1 shall not preclude MTI from (x) selling such Exclusive Products through its direct sales force, sales representatives, resellers or distributors; (y) licensing the right to make, have made, import or sell such product to customers that do not resell such Exclusive Product as a discrete component; or (z) granting any general license to Intellectual Property Rights or Intellectual Property broadly applicable to products other than the Covered Products.

ARTICLE 11

ASSIGNMENT

11.1 General. This Agreement may not be assigned by MTI, directly or indirectly, whether by merger, acquisition or otherwise, to any third party under any circumstances (including bankruptcy) without the prior written consent of NetLogic.

***** Confidential Treatment Requested

ARTICLE 12

INDEMNIFICATION

12.1 Type I Products. NetLogic shall defend, hold harmless and indemnify MTI and its directors, officers, and employees, at NetLogic’s expense, for any and all damages, losses and liabilities resulting from any claim, action, suit or other proceeding against MTI asserting that any portion of the design of an Accepted Type I Product or, in the case of the NetLogic Product, processes used to make such product, infringes any third party’s Intellectual Property Rights.

12.2 Procedures for Indemnification. To qualify for indemnification under this Article 12, the Party seeking indemnification (the “Indemnified Party”) must give the other Party (the “Indemnifying Party”) prompt written notice of any such claim or proceeding and related information and nonmonetary assistance reasonably requested by the Indemnifying Party at the Indemnifying Party’s expense, and allow the Indemnifying Party sole control over the defense of such claim or proceeding and all related settlement negotiations. If the use of any design is enjoined on account of a suit referred to above, the Indemnifying Party, at its own expense, shall use reasonable commercial efforts to procure on reasonable terms for the Indemnified Party the right to continue using the design, or replace or modify the design so that the design is outside of the scope of the injunction, but substantially equivalent in functionality and performance. If neither of those actions is reasonably feasible using the Indemnifying Party’s commercially reasonable efforts, the Indemnifying Party shall refund to the Indemnified Party the unamortized portion of the license fee paid to the Indemnifying Party by the Indemnified Party for such design, based upon a 3-year straight-line depreciation schedule, with depreciation to commence on the Effective Date.

12.3 Limitations. The Indemnifying Party shall have no obligation under this Article 12 if, and to the extent that, such claim arises from: (i) modification of the design by any party other than the Indemnifying Party, or (ii) the combination of the product with hardware or Software not provided by the Indemnifying Party, to the extent that the alleged infringement or misappropriation relates to such modification or combination. THE RIGHTS AND REMEDIES SET FORTH IN THIS ARTICLE 12 CONSTITUTE THE ENTIRE OBLIGATION OF THE INDEMNIFYING PARTY AND THE SOLE AND EXCLUSIVE REMEDY OF THE INDEMNIFIED PARTY FOR CLAIMS OF INFRINGEMENT OF THIRD PARTY INTELLECTUAL PROPERTY RIGHTS.

ARTICLE 13

REVIEWS OF DATA

13.1 Review. NetLogic shall have the right to review, during reasonable business hours and with advance notice, at its expense, MTI’s calculations of its Manufacturing Cost, Process R&D Cost and ASP (as defined in Exhibit B) on an annual basis by an external accounting firm reasonably acceptable to both Parties. The accounting firm shall execute a nondisclosure agreement with MTI and shall report to NetLogic only (a) overcharges or undercharges, in the case of review of Manufacturing Cost and Process R&D Cost, and (b) overpayments or underpayments, in the case of ASP. NetLogic shall be entitled to rely upon the accountant’s opinion as to whether MTI’s accounting practices and procedures are in accordance with good accounting practices. For the purpose of determining “ASP” as defined in Exhibit B, prices for particular transactions shall not be disclosed. Any amounts due either Party as a result of such audit shall be paid within thirty (30) days.

13.2 Sales Data. Each Party shall, on a quarterly basis, between thirty (30) and sixty (60) days after the applicable quarter, report to the other Party its sales of Covered Products broken down by product type. Such sales data shall only be provided to those with a need to know such data and shall be deemed to be “Confidential Information” as defined in Section 15.1. Under no circumstances shall such data be disclosed to individuals with price setting responsibilities. Each Party shall have the right, not more than once in a 12-month period, to have an accounting firm reasonably acceptable to both Parties solely to confirm the other Party’s sales of Covered Products at the reviewing Party’s expense, and solely to confirm the sales of the Covered Product by product type and report overages and underages of such. The accounting firm shall execute nondisclosure agreements with each Party that prevents any additional disclosure.

ARTICLE 14

LIMITATION OF LIABILITY

EXCEPT IN CONNECTION WITH ARTICLE 12 [INDEMNIFICATION] OR A BREACH OF ARTICLE 15 [CONFIDENTIALITY] OR SECTIONS 3.1 AND 5.2 [LICENSE GRANTS] OR ANY WILLFUL OR INTENTIONAL BREACH THAT WOULD CONSTITUTE AN UNFAIR BUSINESS PRACTICE UNDER NEW YORK LAW, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR ANY SPECIAL, CONSEQUENTIAL, INCIDENTAL OR INDIRECT DAMAGE OF ANY KIND, (INCLUDING WITHOUT LIMITATION LOSS OF PROFIT OR DATA) WHETHER OR NOT ADVISED OF THE POSSIBILITY OF SUCH LOSS. WITH THE FOREGOING EXCEPTIONS, AND WITHOUT LIMITING EACH PARTY’S OBLIGATION TO PERFORM THEIR RESPECTIVE RESPONSIBILITIES, IN NO EVENT WILL EITHER PARTY’S LIABILITY ARISING HEREUNDER EXCEED THE GREATER OF THE AGGREGATE OF LICENSE FEES, DESIGN FEES AND ROYALTIES PAID OR PAYABLE BY MTI TO NETLOGIC HEREUNDER OR THE AGGREGATE OF LICENSE FEES, DESIGN FEES AND ROYALTIES PAID OR PAYABLE BY NETLOGIC TO MTI HEREUNDER.

ARTICLE 15

CONFIDENTIALITY

15.1 Confidential Information. “Confidential Information” means (i) any information disclosed by one Party (the “Disclosing Party”) to the other (the “Receiving Party”), which, if in written, graphic, machine-readable or other tangible form is marked as “Confidential” or “Proprietary”, or which, if disclosed orally or by demonstration, is identified at the time of initial disclosure as confidential and reduced to a writing marked “Confidential” and delivered to the Receiving Party within 60 days of such disclosure. NetLogic agrees that MTI shall have the right to disclose NetLogic’s Confidential Information to any Affiliate of MTI that is wholly-owned by MTI that has a need to know such Confidential Information. Notwithstanding the foregoing, the Receiving Party’s obligations hereunder shall in all instances apply to whatever information, however characterized, which the Receiving Party receives, hears, observes or otherwise learns and which the Receiving Party has reason to believe or should reasonably believe, is Confidential Information by virtue of the nature of the specific information and/or the circumstances surrounding its access or receipt by the Receiving Party. This shall include, but shall not be limited to, all manner of information disclosed, exchanged and generated in connection with the Technology Committee meetings. Except as set forth above, to the extent that any Confidential Information of either Party needs to be disclosed to any Affiliate of the other Party for the sole and limited purpose of assisting such other Party in the performance of its obligations hereunder, such Affiliate of the Receiving Party shall enter into a Confidentiality Agreement directly with the Disclosing Party, before any such disclosure by any Party of the Disclosing Party’s Confidential Information to such Affiliate. Confidential Information shall exclude information that the Receiving Party can demonstrate by documented evidence prior to any unauthorized use or disclosure:

(a) was independently developed by the Receiving Party without any reference to, use or benefit of the Disclosing Party’s Confidential Information or by the Receiving Party’s employees (or independent contractors hired by the Receiving Party) who had no access to or benefit of the Disclosing Party’s Confidential Information;

(b) becomes known to the Receiving Party prior to its receipt from the Disclosing Party, without restriction, from a source other than the Disclosing Party without breach of this Agreement and that had a right to disclose it;

(c) was already in the public domain by printed publication of general circulation at the time it was disclosed to the Receiving Party, or thereafter becomes part of the public domain on that same basis but through no act or omission of the Receiving Party, its Affiliates, or their respective officers, directors, agents, employees, consultants, or subcontractors; or

(d) was already and rightfully known to the Receiving Party, without restriction, prior to its receipt from the Disclosing Party and from a source which was not directly or indirectly associated with such Disclosing Party.

15.2 Compelled Disclosure. If a Receiving Party believes that it will be compelled by a court or other authority to disclose Confidential Information of the Disclosing Party, it shall give the Disclosing Party prompt written notice so that the Disclosing Party may take steps to oppose such disclosure. The Receiving Party shall not be entitled to disclose any of the Disclosing Party’s Confidential Information except to the extent, but only to the extent, that the Receiving Party is in fact compelled to do so pursuant to a valid court order or subpoena compelling such disclosure. In any event, Confidential Information disclosed under such circumstances shall nonetheless be deemed to be and remain Confidential Information unless and to the extent, but only to the extent, that it falls within any of the exemptions of Section 15.1 (a)-(d) at any future point in time.

15.3 Confidentiality Obligation. The Receiving Party shall keep such Confidential Information in strict confidence, and except as provided in Section 15.1, shall not be entitled to disclose the Disclosing Party’s Confidential Information to anyone other than its own full-time employees who have a bona fide need to know for the sole and limited purpose of assisting the Receiving Party in performing its license grant hereunder, but only if such employees have first executed a binding and enforceable agreement with the Receiving Party which requires them to treat such Confidential Information only in the same manner as the Receiving Party is obligated to do so hereunder. The Receiving Party agrees to enforce such agreements to the fullest extent that the law will permit, and shall be responsible and liable to the Disclosing Party for any breach of the same, whether or not such individuals are employees of the Receiving Party at the time of such breach. On the Disclosing Party’s request, the Receiving Party shall provide the Disclosing Party with the names of all past and present employees, who had access to the Disclosing Party’s Confidential Information. Receiving Party’s non-disclosure obligations shall endure with respect to each item of Confidential Information for so long as that item does not fall within any of the exemptions set forth in Section 15.1 (a)-(d) above. However, the exemption of any given item of Confidential Information shall not affect any other item(s) of Confidential Information unless and until such other item(s) is likewise exempted.

Receiving Party shall only be entitled to use the Disclosing Party’s Confidential Information for the express and limited purpose of performing and exercising its license grant hereunder, but subject to the Receiving Party’s non-disclosure obligations. It is contemplated that the Parties will need to disclose certain information obtained from the other Party to customers and potential customers for purposes of marketing, selling, supporting, and otherwise commercializing the Covered Products pursuant to this Agreement. The Parties agree that such information may be disclosed to customers or potential customers as is reasonably necessary for the marketing, selling, supporting and commercializing of the Covered Products, only if such information is disclosed pursuant to an appropriate non-disclosure agreement with such customer or potential customer that requires them to treat such Confidential Information in a manner consistent with the confidentiality provisions herein.

15.4 Confidentiality of Agreement. Each Party agrees that the terms and conditions, but not the existence, of this Agreement shall be treated as the other’s Confidential Information and that no reference to the terms and conditions of this Agreement can be made in any form of public or commercial advertising without the prior written consent of the other Party; provided, however, that each Party may disclose the terms and conditions of this Agreement: (i) as required by any court or other governmental body; (ii) as otherwise required by law; (iii) to legal counsel of the Parties; (iv) in connection with the requirements of an initial public offering, secondary offering, or debt offering securities filing of the Parties; (v) in confidence, to accountants, banks, and financing sources and their advisors; (vi) in confidence, in connection with the enforcement of this Agreement or rights under this Agreement; or (vii) in confidence, in connection with a merger or acquisition or proposed merger or acquisition, or the like.

15.5 Residuals. Notwithstanding anything to the contrary herein, each Party and its personnel shall be free to use and employ its and their general skills, know-how and expertise, and to use, disclose and employ any generalized ideas, concepts, know-how, methods, techniques or skills gained or learned during the course of performing this Agreement, so long as the information is retained in a non-tangible form and they acquire and apply such information without disclosure of any Confidential Information of the other Party.

15.6 Remedies. Unauthorized use or disclosure by a Party of the other Party’s Confidential Information will seriously diminish or eliminate the value of such information. Therefore, if a Party breaches any of its obligations with respect to confidentiality or use of Confidential Information hereunder, the other Party shall be entitled to seek an order for injunctive relief, and without proof of damages, to protect its interest therein, including money damages. For the avoidance of any doubt or dispute, both Parties acknowledge and agree that the sale of any products embodying Technology which is the subject of this Agreement, shall not be deemed to result in disclosure of the Confidential Information content of the same for purposes of relieving either Party of its obligations relative to the same.

ARTICLE 16

TERM AND TERMINATION

16.1 Term. The term (the “Term”) of this Agreement commences on the Effective Date and will continue for four (4) years. Following the expiration of such 4-year period, if this Agreement has not been terminated by either Party for material breach as provided below, then (x) the licenses granted herein to the designer of any Type III Products that are Accepted or for which a Design Proposal has been submitted to NetLogic at least sixty (60) days before the end of the Term, or any Accepted Type I Product, and (y) the licenses granted herein to a Party which has Accepted a Design Proposal, shall survive but only to the extent that the GLTCAM Fee installments, applicable Design Fee installments, and royalty payments continue as indicated herein.

16.2 Resolution of Disputes. It is the desire of the Parties that any dispute between them be resolved in an amicable manner to the fullest extent possible, and that any such resolution be reasonable. Subject to the provisions of Section 16.3 below, if any dispute involves a material breach of this Agreement, the non-breaching Party shall invoke the following dispute resolution process:

(a) Within seven (7) calendar days of the Non-Breaching Party’s Notice of Breach in accordance with the requirements of Section 18.9 below, a meeting of the Technical Coordinators shall be held for the purposes of resolving the matter.

(b) If, after meeting in accordance with Section 16.2(a), the Technical Coordinators are unable to resolve the dispute within an additional seven (7) days (fourteen (14) days from the Notice of Breach), a meeting of Vice Presidents of each Party shall be held for further attempts at resolution.

(c) If, after meeting in accordance with Section 16.2(b), the Vice Presidents are unable to resolve the dispute within an additional seven (7) days (twenty one (21) from the Notice of Breach), a meeting of the CEO of each Party shall be held for further attempts at resolution.

(d) If, after meeting in accordance with Section 16(2)(c), the CEOs are unable to resolve the dispute within an additional seven (7) days (twenty eight (28) days from the Notice of Breach), either Party may submit the matter for resolution in court pursuant to Article 17. In the event either Party fails to comply with the requirements of this Section 16.2 at any stage with respect to a dispute subject to this Section 16.2, from and after such non-compliance, the other Party shall no longer be obligated to comply with the provisions of this Section 16.2 with respect to such dispute and may submit the matter for resolution in court pursuant to Article 17.

16.3 Breach, Cure and Termination. If either Party (the “Breaching Party”) shall at any time breach this Agreement by failing to perform a material provision of this Agreement, the Non-Breaching Party shall provide the Breaching Party with written notice of breach (“Notice of Breach”) pursuant to Section 18.9 to the Breaching Party specifying in detail the nature of the alleged breach. The Non-Breaching Party shall invoke the dispute resolution process in such Notice of Breach in accordance with Section 16.2. For the avoidance of doubt, proceeding in accordance with Section 16.2 will not constitute a waiver of any damages or claim for damages. If any breach is not cured by the end of the dispute resolution process in Section 16.2, the Non-Breaching Party shall have the right to commence court proceedings pursuant to Section 18.9 to seek all remedies available at law or in equity. The Non-Breaching Party may seek equitable relief during the pendency of any dispute being resolved in accordance with Section 16.2.

16.4 Court Remedy. This Agreement will survive and remain in effect for its term, and the provisions that survive termination shall remain in effect, unless a court of final determination decides that all or part of this Agreement or such surviving provisions must terminate in order to provide the Non-Breaching Party with an appropriate remedy.

16.5 Notice of Breach. Notice of Breach or Notice other than in strict accordance with Section 18.9 will not be effective.

16.6 Effect of Termination. Termination of this Agreement by the Non-Breaching Party pursuant to Section 16.2 will not relieve the Breaching Party of liability for such breach, nor will it relieve either Party of liability for any prior breach of this Agreement or of any future breach of any term or condition of this Agreement that survives such termination. Accordingly, termination of this Agreement by either Party will be without prejudice to any other rights and remedies of that Party or the other Party provided at law or in equity, and will be in addition to the rights and remedies set forth in this Agreement. Following termination of this Agreement pursuant to Section 16.2 and 16.4:

(a) At the option of the Non-Breaching Party, any licenses granted to the Breaching Party may be terminated immediately upon written notice, and all licenses granted to the Non-Breaching Party will survive for the remainder of the original 4-year term only with respect to Covered Products for which a Design Proposal has been Accepted prior to such termination.

(b) In the event of termination for NetLogic’s breach, the royalty rates in the Royalty Schedule will become [*****]% of ASP (as defined in the Royalty Schedule) for all volumes of Type I Products, and [*****]% of ASP for Type III Products. For clarification, the royalty due on any sales of such Covered Products would be [*****]% of ASP for Type I Products and [*****]% for Type III Products, regardless of volume, and no additional or different royalties and fees would be due with respect to any MTI Excess or Excess Royalty (as defined in the Royalty Schedule).

***** Confidential Treatment Requested

(c) In the event of termination for MTI’s breach, the Supply Agreement shall, at NetLogic’s sole option, continue in force (provided the Supply Agreement is in effect and does not terminate pursuant to its own terms) for Accepted Type III Products for the remaining 4-year term of this Agreement, and the price for such Accepted Type III Products shall be the Type III Wafer Price, and the Elevated Type III Wafer Price, as appropriate respectively.

(d) Except as otherwise provided in this Article 16, all obligations and duties of the Parties shall immediately terminate upon expiration or termination of this Agreement.

16.7 Survival. The following provisions of this Agreement shall survive any expiration or termination of this Agreement in accordance with the terms of such provisions: 1, 3.5, 5.5, 6, 7, 12, 13 (to the extent applicable) 14, 15, 16.1, 16.6, 16.7, 17 and 18. Sections 3.1 and 5.2 shall also survive expiration or termination of this Agreement to the extent provided in Section 16.1.

ARTICLE 17

GOVERNING LAW AND JURISDICTION

The validity, interpretation and performance of this Agreement shall not be governed by the United Nations Convention on Contracts for the International Sale of Goods, as amended or replaced; rather, such rights and obligations shall be governed by and construed in accordance with the laws of New York without reference to conflict of laws rules. The Parties hereby consent to the personal jurisdiction of the courts of New York for any dispute arising out of this Agreement, and any action arising out of this Agreement shall be venued in New York.

ARTICLE 18

GENERAL PROVISIONS

18.1 Licensor Bankruptcy. All rights and licenses granted to a Party pursuant to this Agreement are, and shall otherwise be deemed to be, for purposes of Section 365(n) of Title 11 of the United States Code (the “Bankruptcy Code”), licenses to rights of “intellectual property” as defined thereunder. Notwithstanding any provision contained herein to the contrary, if the licensing Party is under any proceeding under the Bankruptcy Code and the trustee in bankruptcy of the licensing Party, or the licensing Party as a debtor in possession, rightfully elects to reject this Agreement, the licensee may, pursuant to Sections 365(n)(1) and (2) of the Bankruptcy Code, retain any and all of the licensee’s rights hereunder, to the maximum extent permitted by law, provided however, that such rights shall be subject to the licensee’s performance of all obligations associated therewith, including but not limited to, the obligation to pay royalties pursuant to the express terms of this Agreement.

18.2 Independent Contractors. MTI and NetLogic are independent contractors. Nothing contained herein or done pursuant to this Agreement shall constitute either Party the agent of the other Party for any purpose or in any sense whatsoever, or result in MTI and NetLogic being deemed to be partners, joint venturers, representative, or a franchisor-franchisee of the other.

18.3 Force Majeure. Neither Party shall be liable to the other Party for failure to perform its obligations under this Agreement if such failure is caused by any event or condition not within the control of the affected Party, including, without limitation, by fire, flood, typhoon, earthquake, explosion, strike, labor trouble or other industrial disturbance, unavoidable accident, war (declared or undeclared), act of terrorism, sabotage, embargo, riot, or any other similar cause or event beyond the control of the Parties, provided that the affected Party promptly notifies the other Party of the occurrence of such event or condition and takes all reasonable steps necessary to resume performance of its obligations so interfered with. For the avoidance of doubt, and for purposes of emphasis only and not intending to limit the purpose or intent of this provision, both Parties acknowledge and agree that any change in economic conditions and/or any manner of organizational changes and/or changes in policies, practices and procedures, shall not be deemed a Force Majeure event and hence shall not excuse, waive or suspend the affected Party from performing and complying with its obligations hereunder.

18.4 Waiver. Any waiver of any kind by a party of a breach of this Agreement must be in writing, shall be effective only to the extent set forth in such writing and shall not operate or be construed as a waiver of any subsequent breach. Any delay or omission in exercising any right, power or remedy pursuant to a breach or default by a Party shall not impair any right, power or remedy which either Party may have with respect to a future breach or default.

18.5 Severability. If it is determined by a court of competent jurisdiction as part of a final nonappealable ruling, government action or binding arbitration, that any provision of this Agreement (or part thereof) is invalid, illegal, or otherwise unenforceable in any jurisdiction, such provision shall be enforced in such jurisdiction as nearly as possible in accordance with the stated intention of the Parties, while the remainder of this Agreement shall remain in full force and effect and bind the Parties according to its terms, and any such determination shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent any provision (or part thereof) cannot be enforced in accordance with the stated intentions of the Parties, such provision (or part thereof) shall be deemed not to be a part of this Agreement; provided that in such event the Parties shall use their best efforts to negotiate, in good faith, a substitute, valid and enforceable provision which most nearly effects the Parties’ intent in entering into this Agreement.

18.6 No Third Party Beneficiary. Nothing herein, expressed or implied, is intended to or shall be construed to confer upon or give to any Party or person other than MTI and NetLogic and their successors or permitted assigns any rights or remedies under or by reason of this Agreement.

18.7 Modification; Amendment. No modification of, or amendment to, this Agreement shall be effective unless in writing signed by both Parties. This Agreement shall not be supplemented or modified by any course of dealing or other trade usage.

18.8 Integration. This Agreement together with the exhibits hereto sets forth the entire agreement and understanding of the Parties relating to the subject matter hereof and merges and supersedes all prior understandings (whether written, verbal or implied) with respect thereto. The Parties agree that the terms and conditions of this Agreement shall prevail, notwithstanding any contrary or additional terms in any of the parties’ preprinted documents, unless explicitly agreed to in writing by the Parties.

18.9 Notices. All notices and other communications hereunder shall be in writing, and shall be deemed given (i) on the date of delivery if delivered personally, or (ii) by facsimile, upon confirmation of receipt, provided that any such notice so given is also mailed or sent as provided in clause (iv) below, (iii) on the first business day following the date of dispatch by a recognized next-day courier service, or (iv) on the tenth business day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing to the Party to receive such notice:

(a) if to MTI:

Micron Technology, Inc.

8000 South Federal Way

Boise, Idaho 83707

Attention: General Counsel

Facsimile: (208) 368-4540

with a copy to:

Wilson Sonsini Goodrich & Rosati

Professional Corporation

One Market

Spear Tower, Suite 3300

San Francisco, California 94105

Attention: Michael Okada, Esq.

Facsimile: (415) 947-2105

(b) if to NetLogic:

NetLogic Microsystems, Inc.

450 National Avenue

Mountain View, California 94043

Attention: General Counsel

Facsimile: (650) 961-1092

with a copy to:

Bingham McCutchen, LLP

1900 University Avenue

East Palo Alto, California 94043

Attention: Alan Kalin

Facsimile: (650) 849-4800

18.10 Interpretation. The words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation.” The table of contents and Section headings of this Agreement are for reference purposes only and are to be given no effect in the construction or interpretation of this Agreement. All references herein to Articles, Sections, Schedules and Exhibits, unless otherwise identified, are to Articles and Sections of, and Schedules and Exhibits to, this Agreement.

18.11 Warranty Disclaimer. EXCEPT AS PROVIDED HEREIN, ALL TECHNOLOGY EXCHANGED HEREUNDER AND ALL INTELLECTUAL PROPERTY RIGHTS LICENSED HEREUNDER ARE PROVIDED “AS IS” WITHOUT WARRANTY OF ANY KIND, EXPRESS OR IMPLIED, AND EACH PARTY HEREBY DISCLAIMS ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR PARTICULAR PURPOSE AND NON-INFRINGEMENT.

18.12 Fees and Expenses. Except as otherwise set forth herein, all costs and expenses, including all fees and expenses of attorneys, investment bankers, lenders, financial advisors and accountants, in connection with the negotiations, preparation, execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby and thereby, shall be paid by the Party incurring such costs and expenses.

18.13 Payments. All dollar amounts herein are in United States Dollars. Payments hereunder must be made via wire transfer of immediately available funds to the bank account designated by the recipient Party. All payments provided for in this Agreement shall be made without deduction of taxes; provided, however, that in the event any withholding income tax is imposed by tax authorities on an amount payable hereunder, the payer may withhold such income tax and shall without undue delay, obtain and send to the other Party tax certificates evidencing the tax amount withheld and paid. On any amounts not paid within 7 days of the due date the Party receiving payment may, in its sole discretion, charge interest on such overdue amount, from the due date of such past-due payment through the date of payment, at a rate not in excess of 1.5% per month (18% per annum) unless a lower rate is required under applicable law, in which event Seller may charge such lower rate. In addition, the Party owing the payment shall pay all costs of collection, including costs of litigation and reasonable attorneys’ fees unless the payment is ultimately waived or not deemed due. In no event, however, shall either Party be entitled to assess interest against any amount due hereunder which is the subject of a bona fide dispute provided, however, that the undisputed portions of such amounts are paid in accordance with the requirements of this Agreement, and further provided that the Party disputing the amount payable fully and continuously cooperates with the other Party to resolve the dispute as promptly as is reasonably possible.

18.14 Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each Party shall have received a counterpart hereof signed by the other Party.

18.15 Publicity. So long as this Agreement is in effect, the Parties shall promptly advise, consult and cooperate with the other prior to issuing, or permitting any of their Subsidiaries,

Affiliates, directors, officers, employees or agents to issue, any press release or other statement to the press or any third party with respect to this Agreement, or the transactions contemplated hereby.

18.16 Export. Neither NetLogic nor MTI shall export or re-export, directly or indirectly, any technical information disclosed hereunder or direct product thereof to any destination prohibited or restricted by the export control regulations of the United States, including the U.S. Export Administration Regulations, without the prior authorization from the appropriate governmental authorities.

18.17 Headings. All section headings herein are for convenience only and are in no way to be construed as part of this Agreement or as a limitation of the scope of the particular sections to which they refer.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed in duplicate, as of the date first above written.

NetLogic Microsystems, Inc.		Micron Technology, Inc.

By:	/s/ RON JANKOV	By:	/s/ JAN DU PREEZ

Name:	Ron Jankov	Name:	Jan du Preez

Title:	CEO	Title:	Vice President of Networking and Communications

Date: May 7, 2003		Date: May 7, 2003

Exhibit A

Product Type	Product Description	Designated Foundry

Type I	18Mb GLTCAM 130nm	TSMC

Type III	[*****]	MTI

Type III	18Mb GLTCAM 130nm	MTI

Type III	36Mb GLTCAM 130nm	MTI

***** Confidential Treatment Requested

Exhibit B

Royalty Schedule

Type I Products:

MTI shall pay a quarterly royalty to NetLogic of [*****]% of MTI’s average selling price during such quarter (“ASP”) of each Accepted Type I Product sold by MTI and its Affiliates to customers other than NetLogic; provided that if MTI, during any MTI fiscal quarter, sells greater than [*****]% of MTI and NetLogic’s aggregated sales of Accepted Type I Products (by product volume), the royalty due to NetLogic on such excess quantity (the “MTI Excess”) shall be [*****]% of MTI’s ASP for such quarter for such product sold by MTI and its Affiliates to customers other than NetLogic. Payments shall be made within 30 days after the end of each MTI fiscal quarter provided, however, that payments with respect to the MTI Excess, if any, shall be due and payable 90 days after the end of each MTI fiscal quarter.

In addition, if over any [*****] period (rolling, not calendar) following the payment in Section 3.4(a)(iii) of a specific Accepted Type I Product, NetLogic sells less than [*****]% of the combined sales of MTI and NetLogic of that specific Accepted Type I Product, from the end of that [*****] rolling period forward, the royalty due NetLogic shall be [*****]% of MTI’s ASP and the MTI Excess shall not be due with respect to such Type I Product. If NetLogic’s sales of such Accepted Type I Product subsequently equal or exceed [*****]% of such combined sales in any quarter after such [*****] period, then such royalty due NetLogic with respect to the MTI Excess will be reinstated for such quarter.

Type III Products:

MTI shall pay the following quarterly Type III Base Royalty to NetLogic for each Type III Product within 30 days after the completion of each MTI fiscal quarter:

Type III Base Royalty = [*****]

Where:

[*****]

[*****]

and where:

***** Confidential Treatment Requested

[*****]

[*****]

For each past-due payment hereunder, an interest charge at the rate of 1.5% per month (or a lower rate as required by applicable law) shall be applied from the due date of such past-due payment through the date of actual payment.

Exhibit C

RESERVED

***** Confidential Treatment Requested

Exhibit D

Acceptance Form

[DATE]

[NAME]

[ADDRESS]

[ADDRESS]

Dear [NAME]:

[COMPANY] hereby accepts the Design Proposal for the [PRODUCT] pursuant to the terms and conditions of the License and Technology Transfer Agreement dated [DATE].

Sincerely,

[NAME]

Exhibit E

Wafer Pricing

Type III Products.

(A) Accepted [*****] GLTCAM Type III Product and Accepted 18Mb GLTCAM Type III Products. The price for each fully processed wafer of an Accepted [*****] GLTCAM Type III Product and Accepted 18Mb GLTCAM Type III Product manufactured by MTI and purchased by NetLogic shall be the “Type III Product Wafer Price” determined as follows:

Type III Wafer Price = [*****]

The Type III Wafer Price is due to MTI net 45 days from the date of invoice , which shall not be issued until such Accepted Type III Product wafers are shipped to NetLogic.

In addition to the Type III Wafer Price, and only after the Excess Waiver Period, NetLogic shall pay MTI a quarterly “[*****] Payment” for the particular [*****] GLTCAM Type III Product and Accepted 18Mb GLTCAM Type III Product as follows:

[*****]

Where:

[*****]

The [*****] Payment is due and payable to MTI within 90 days after the end of the Sales Quarter; provided, however, if MTI sells less than [*****]% of the aggregate sales volume of both MTI and NetLogic for the [*****] GLTCAM Type III Product or the Accepted 18Mb GLTCAM Type III Product over any [*****] period (rolling, not calendar) commencing with the payment for such product in Section 5.4(a)(iii), then the [*****] Payment for the respective product for each subsequent quarter shall not become due and payable unless MTI sells more than [*****]% of the aggregate sales volume of both MTI and NetLogic for the [*****] GLTCAM Type III Product or the Accepted 18Mb GLTCAM Type III Product in such subsequent quarter.

(B) Other Accepted Type III Products. The price for each fully processed wafer of an Accepted Type III Product other than the [*****] GLTCAM Type III Product and the 18 Mb GLTCAM Type III

Product manufactured by MTI and purchased by NetLogic shall be the “[*****] Product Wafer Price” determined as follows:

[*****]

The [*****] Wafer Price is due MTI net 45 days from the date of invoice, which shall not be issued until such Accepted Type III Product wafers are shipped to NetLogic.

In addition to the [*****] Wafer Price, and only after the Excess Waiver Period, NetLogic shall pay MTI a quarterly “[*****] Payment” for the Accepted Type III Product (other than the [*****] GLTCAM Type III Product and the 18Mb GLTCAM Type III Product) as follows:

[*****]

The [*****] Payment is due and payable to MTI within 90 days after the end of the Sales Quarter; provided, however, if MTI sells less than [*****]% of the aggregate sales volume of both MTI and NetLogic for a particular Accepted Type III Product over any [*****] period (rolling, not calendar) commencing with the payment for such product in Section 5.4(a)(iii), then the [*****] Payment for such Accepted Type III Product for each subsequent quarter shall not become due and payable unless MTI sells more than [*****]% of the aggregate sales volume of both MTI and NetLogic for such particular Accepted Type III Product for such subsequent quarter.

For each past-due payment hereunder, an interest charge at the rate of 1.5% per month (or a lower rate as required by applicable law) shall be applied from the due date of such past-due payment through the date of actual payment.

***** Confidential Treatment Requested

Exhibit F

Technology Transfers

NetLogic Deliverables for Type I Product and the NetLogic Product:

Design Engineering Deliverables:

Customer Encrypted, Behavorial Verilog and C Models & Release Notes

I/O IBIS Models & Release Notes

BSDL Files & Release Notes

Package characteristics

Board Design Layout Guidelines

Product characterization and qualification data

Product mechanical:

Shipping/Process Tray drawings

Marketing Deliverables:

Datasheet

Application notes

Evaluation board design

Evaluation platform software source code

System Engineering Deliverables:

Intel IXP2800 and IXP2400 foreign object models

Intel IXP2800 and IXP2400 platform validation test suites

Intel IXP2800 and IXP2400 platform validation results and bug fixes

MTI Deliverables for Type III Products:

Design Engineering Deliverables:

Customer Encrypted, Behavioral Verilog and C Models & Release Notes

I/O IBIS Models & Release Notes

BSDL Files & Release Notes

Package characteristics

Board Design Layout Guidelines

Product characterization and qualification data

Product mechanical:

Shipping/Process Tray drawings

Marketing Deliverables:

Datasheet

Application notes

Evaluation board design

Evaluation platform software source code

System Engineering Deliverables:

Intel foreign object models

Intel platform validation test suites

Intel platform validation results and bug fixes

NetLogic Deliverables for Type III Products:

The following [*****] Deliverables:

Verilog RTL code

Custom macro specification and model

Test bench

Test vectors

C Model

Synthesis script for Ambit

The deliverables shall include other materials that are reasonably available and that the Parties mutually agree are reasonably required by the receiving Party to satisfy its obligations under this Agreement.

***** Confidential Treatment Requested

Exhibit G

GLTCAM NSE4256GLQ

[The first two pages are attached]

***** Confidential Treatment Requested